EXHIBIT 10.15--Employment Agreement between Citizens First Corporation and
               Todd Kanipe

EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, made and entered into as of this___ day of October, 1999, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and MATTHEW TODD KANIPE, an individual ("Kanipe").
         For and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this Employment Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Kanipe agree as follows:
1. Employment. Employer hereby employs Kanipe, and Kanipe hereby accepts employment with Employer, as the Trust/InvestmentOfficer of Citizens First Bank (hereinafter "the Position").

2. Term of Employment. This Employment Agreement and Kanipe's employment hereunder shall commence on and be effective as of October 18, 1999 (the "Commencement Date"), and continue through October 17, 2002 subject to renewal and to termination in accordance with the terms of this Employment Agreement. On October 18, 2002, this Employment Agreement will be automatically renewed for a new three year term, subject to renewal and to termination in accordance with the terms of this Employment Agreement, unless either Employer or Kanipe gives written notice to the other party hereto at least 60 days prior to the renewal date that it does not intend to renew this Employment Agreement. Kanipe's initial term of employment and any subsequent renewal thereof shall hereinafter be referred to as the "Term." If this Employment Agreement is not renewed as specified herein, all of Kanipe's rights to compensation and fringe benefits shall terminate at the end of the Term. 3. Responsibilities in Position. During the Term, except for illness, and reasonable vacation periods as hereinafter provided and reasonable involvement in civic affairs and in organizations which benefit, promote or complement the interests of Employer, and except as otherwise provided in this Employment Agreement, or as approved by Employer, Kanipe shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder and in the Position, and shall use his best efforts, skill and experience to promote the business, interests and welfare of Employer. Kanipe shall not, during the Term, without the consent of Employer, be engaged in any other business activity, whether or not such activity is pursued for gain, profit or pecuniary advantage. 4.
Specific Description of Authority. In the position, Kanipe shall have the day-to-day responsibility for marketing and managing the trust and investment relationships on behalf of Citizens First Bank. Kanipe shall additionally observe such directions and restrictions as the Employer may from time to time confer or impose upon him. Kanipe shall report directly to the Employer's President and Chief Executive Officer.
         5. Beginning with the Commencement Date and for the first six months thereafter, Employer shall pay Kanipe a salary of $2,500.00 per bi-weekly pay period. During the second six months of employment, Employer shall pay Kanipe a salary of $1,250.00 per bi-weekly pay period. During the first year of employment, Kanipe will additionally be entitled to receive 12.5% of the fee income generated and received by Citizens First Bank from the referral of customers to Kentucky Trust Company and Todd Investment Advisors, Inc. This commission income will be paid to Kanipe quarterly beginning with the second six months of employment.
         After the first year of employment, and in lieu of salary, Kanipe will receive on a quarterly basis 50% of the fee income generated and received by Citizens First Bank from the referral of customers to Kentucky Trust Company and Todd Investment Advisors, Inc. As part of this compensation system, Employer agrees to advance Kanipe $1,000.00 on the first pay day of each month. Said advances will then be deducted in full each quarter from Kanipe's commission income. Should Kanipe's commission income in any quarter fail to equal or exceed said advances for the quarter, Kanipe agrees to reimburse Employer for that amount which cannot be deducted from his commission income.
         Throughout his employment, Kanipe will additionally receive on a quarterly basis 1 1/2% of the income generated and received by Citizens First Bank from any loan referred by Kanipe to Employer for the first twelve months the loan is on Employer's books.
         6. Reimbursement. Employer will pay Kanipe's travel mileage at a rate of $.31 per mile and a room and board per diem of $75.00 per day during the time that Kanipe is receiving approved out-of-town training from Kentucky Trust Company and Todd Investment Advisors, Inc.
         Employer will additionally reimburse Kanipe for all reasonable and necessary expenses incurred by him in carrying out his duties under this Employment Agreement; provided that such expenses shall be incurred by him only pursuant to the policies and procedures of Employer, from time to time in effect, and that all such expenses must be reasonable and necessary expenses incurred by him solely for the purpose of carrying out his duties under this Employment Agreement. Kanipe shall present to Employer from time to time an itemized account of such expenses in such form as may be required by Employer. Any such itemized account shall be subject to approval by Employer.
         7. Vacation. During the first year of employment, Kanipe shall be entitled to twelve days of paid vacation. Because of the compensation structure, vacation taken after the first year of employment shall be unpaid.
         8. Employee Benefits. Kanipe shall be entitled to participate in the group health insurance plan offered by the Employer and to participate in such additional employee benefits as are conferred by Employer, from time to time, upon its executive officers, including the following:
                  A. The right to participate in any profit sharing plan, pension plan, or other incentive program, retirement benefit plan or similar program established by Employer; provided, that Kanipe must be a "qualified participant," as defined in the legal documentation establishing such plans;
                  B. The right to participate in any life insurance plan, short-term disability plan, or long-term disability plan established by Employer.
                  C. The right to participate in any bonus plan or stock option plan established by Employer in its sole discretion.
         9. Evaluation and Review of Employment Agreement. At six month intervals, Employer shall complete an evaluation of Kanipe's performance as measured against specific goals and objectives as established by Employer.
         10. Termination. Kanipe's employment under the terms of this Employment Agreement may be terminated by Employer at any time during the Term, if Employer reasonably, properly, and in good faith determines that any of the following causes for terminating Kanipe's employment exist:
                  A. Kanipe has appropriated to his personal use funds, rights or property of Employer or of any of the customers of Employer;
                  B. Kanipe has engaged in any other act of substantial dishonesty in the performance of his duties or responsibilities;
                  C. Kanipe has, in any substantial respects, failed to discharge his duties and responsibilities in the Position, and fails or refuses to correct such failings within thirty (30) days of receipt of written notice to him from the Employer of the failings, which such notice shall specifically describe Kanipe's failings and the steps required to remedy same;
                  D. Kanipe is engaging in competition with Employer in any manner or in activities harmful to the business of Employer;
                  E. Kanipe is using alcohol, drugs or similar substances in an illegal manner;
                  F. Kanipe has become "disabled" or "incompetent," as hereinafter defined in this Employment Agreement; G. Kanipe is convicted of a felony, or of a substantial misdemeanor involving moral turpitude; H. For any reason, Employer or Citizens First Bank is unable to procure upon Kanipe a substantial fidelity bond, or a bonding company refuses to issue a bond to Employer or
                  Citizens First Bank if Kanipe is employed in the Position; I. Kanipe is guilty of gross professional misconduct, or of a gross breach of this Employment Agreement of such a serious nature as would reasonably render his service entirely unacceptable.
         If Employer reasonably, properly, and in good faith determines that any one or more of the above causes for terminating Kanipe's employment exists, then Employer may, by giving Kanipe 60 days written notice of its intention to terminate Kanipe's employment, terminate this Employment Agreement, the Term, and Kanipe's employment, and all rights, duties and obligations of the parties under this Employment Agreement. Kanipe shall be entitled to receive all compensation and fringe benefits, hereinabove provided for, for such period of 60 days, plus any accrued vacation time, plus any rights to any fringe benefits or other compensation hereinabove described in this Employment Agreement which accrue during such period of 60 days. Nevertheless, although Kanipe shall be entitled to his compensation and fringe benefits for such period, Employer may, if it, in its discretion deems it prudent to do so, terminate Kanipe's employment, effective on the date when such notice is given. Any of the following provisions of this Employment Agreement to the contrary notwithstanding (including those dealing with termination pay), Kanipe shall not be entitled to any further compensation of any kind or nature whatsoever following such termination.
         11. Termination Otherwise. The above provisions of this Employment Agreement to the contrary notwithstanding, Kanipe's employment may be terminated, upon delivery to Kanipe of 60 days notice of termination, at any time during the Term, for any reason whatsoever, with or without cause, if Employer determines that such employment should be terminated. It is understood that Kanipe has no continuing right to employment by Employer, and that Employer may, therefore, terminate Kanipe's employment at any time of its choosing, and for any reasons which are satisfactory to it. If notice is delivered pursuant to this Paragraph 11 that Kanipe's employment is terminated, then Kanipe shall be entitled to receive all compensation and fringe benefits to which he is otherwise entitled (and which would otherwise accrue) under this Employment Agreement during the period of 60 days following delivery of such notice. At the conclusion of such period of 60 days, Kanipe's employment in the Position shall be terminated and the only rights to compensation and fringe benefits which Kanipe shall thereafter have under this Employment Agreement shall be: (a) the right to receive from Employer, on the next scheduled salary payment date, the value of fringe benefits accruing to Kanipe under this Agreement as of the effective date of the termination (subject to the terms and conditions of any plan or agreement pursuant to which such benefits are made available) and (b) the right to receive from Employer $4,063.00 per month or the continuation of commission income at the rate specified in Paragraph 5 of this Agreement which is thereafter received by Citizens First Bank as a result of Kanipe's efforts prior to Kanipe's termination, whichever is greater on a monthly basis, for a period equal to the number of months of Kanipe's service under the Term but in no event to exceed twelve (12) months (such total amount being referred to as "Severance Pay"). For purposes of this Paragraph 11, the Term shall begin anew on each occasion that this Employment Agreement is renewed.
         12. Voluntary Termination. Kanipe may terminate his employment in the Position, and this Employment Agreement, at any time during the Term, provided that he shall give to the Employer at least 60 days written notice of such termination. Any of the above provisions of this Employment Agreement to the contrary notwithstanding, if Kanipe shall voluntarily terminate his employment in the Position and this Employment Agreement at any time during the Term, then all rights to compensation and fringe benefits shall terminate as of the effective date of such termination; provided, however, that Kanipe shall be entitled to receive payment for any accrued vacation.
         13. Death of Kanipe. Kanipe's death shall terminate the Term and Kanipe's employment and shall terminate all of Kanipe's rights to all salary, compensation and fringe benefits effective as of the date of such death.
         14. Disability. Kanipe shall be deemed to be "disabled" or shall be deemed to be suffering from a "disability" under the provisions of this Employment Agreement if a competent physician, acceptable to Kanipe and Employer, states in writing that it is such physician's opinion that Kanipe will be permanently (or for a continuous period of four (4) calendar months) unable to perform a substantial number of the usual and customary duties of Kanipe's employment. In the event Kanipe and Employer are unable to agree upon such a suitable physician for the purposes of making such a determination, then Kanipe and Employer shall each select a physician, and such two physicians as selected by Employer and Kanipe shall select a third physician who shall make the determination, and the determination made by such third physician shall be binding upon Kanipe and Employer. It is further agreed that if a guardian is appointed for Kanipe's person, or a conservator or curator is appointed for Kanipe's estate, or he is adjudicated "incompetent" or is suffering or operating under a mental "disability" by a court of appropriate jurisdiction, then Kanipe shall be deemed to be "disabled" for all purposes under this Employment Agreement. In the event Kanipe becomes "disabled," as defined in this Paragraph 14, then his employment and all rights to compensation and fringe benefits shall terminate effective as of the date of such disability determination.
         15. Faithfulness. Kanipe shall diligently employ himself in the Position and in the business of Employer and shall be faithful to Employer in all transactions relating to it and its business and shall give, whenever required, a true account to the Employer of all business transactions arising out of or connected with Employer and its business, and shall not, without first obtaining the consent of Employer, employ either his interest in Employer, or his interests in this Employment Agreement or the capital or credit of Employer for any purposes other than those of Employer. Kanipe shall keep Employer fully informed of all work for and transactions on behalf of Employer. He shall not, except in accordance with regular policies of the Board of Directors from time to time in effect, borrow money in the name of Employer, use collateral owned by Employer as security for loans or lease or dispose of or in any way deal with any of the property, assets or interests of Employer other than in connection with the proper conduct of the business of Employer.
         16. Nonassignability. Neither this Agreement, nor any rights or interests hereunder, shall be assignable by Employer, or by Kanipe, his beneficiaries or legal representatives, without the prior written consent of the other party. All services to be performed hereunder by Kanipe must be personally performed by him.
         17. Consolidation. Merger or Sale of Asset. Nothing in this Employment Agreement shall preclude Employer from consolidating or merging into or with, or transferring all or substantially all of its assets to another bank or corporation which assumes this Employment Agreement and all obligations and undertakings of it hereunder. Upon such a consolidation, merger or transfer of assets and assumption, "Employer," as used herein, shall mean such other bank or corporation, as the case may be, and this Employment Agreement shall continue in full force and effect.
         18. Binding Effect. This Employment Agreement shall be binding upon, and shall inure to the benefit of Employer and its successors and assigns, and Kanipe and his heirs, executors, administrators and personal representatives.
         19.  Amendment  of  Agreement.  This  Employment  Agreement  may not be
amended or modified except by an instrument in writing signed by the parties hereto. Although Kanipe's compensation may be increased, from time to time, by Employer's Board of Directors, in order for any purported agreement to increase Kanipe's compensation to be enforceable by Kanipe, the provisions for increased compensation must be set forth in a resolution of Employer's Board of Directors, duly adopted by such Board of Directors, and properly reflected in the minutes of such Board of Directors. Any purported agreement for additional compensation or for an adjustment in compensation which is not so evidenced by a written resolution of Employer's Board of Directors shall not be enforceable, and shall be of no force or effect whatsoever.
         20. Waiver. No term or condition of this Employment Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Employment Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition in the future or as to any act other than that specifically waived.
         21. Severability. If for any reason any provision of this Employment Agreement is held invalid, such invalidity shall not affect any other provision of this Employment Agreement not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provisions of this Employment Agreement shall be invalid in part, such partial invalidity shall in no way affect the rest of such provision not held invalid, and the rest of such provision, together with all other provisions of this Employment Agreement, shall, to the extent consistent with law, continue in full force and effect.
         22. Trade Secrets. Kanipe shall not, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information concerning any matters affecting or relating to Employer, including, without limiting the generality of the foregoing, any information concerning any of its customers, its manner of operation, its plans, process or other data, without regard to whether all or any part of the foregoing matters will be deemed confidential, material or important, as the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the business and goodwill of Employer, and that any breach of the terms of this Paragraph 22 shall be a substantial and material breach of this Employment Agreement. All terms of this Paragraph 22 shall remain in full force and effect after the termination of Kanipe's employment and of this Employment Agreement. Kanipe acknowledges that it is necessary and proper that Employer preserves and protects its proprietary rights and unique, confidential and special information and goodwill, and the confidential nature of its business and of the affairs of its customers, and that it is therefore appropriate that Employer prevent Kanipe from engaging in any breach of the provisions of this Paragraph 22. Kanipe, therefore, agrees that a violation by Kanipe of the terms of this Paragraph 22 would result in irreparable and continuing injury to Employer, for which there might well be no adequate remedy at law. Therefore in the event Kanipe shall fail to comply with the provisions of this Paragraph 22, Employer shall be entitled to such injunctive and other relief as may be necessary or appropriate to cause Kanipe to comply with the provisions of this Paragraph 22, and to recover, in addition to such relief, its reasonable costs and attorney's fees incurred in obtaining same. Such right to injunctive relief shall be in addition to, and not in lieu of, such rights to damages or other remedies as Employer shall be entitled to receive.
         23. Covenant Not to Compete. Should this Agreement be terminated for any reason by Employer or Kanipe during the Term, Kanipe covenants and agrees that he will not accept a similar position or title requiring him to perform duties and responsibilities comparable to those described in Paragraph 4 of this Agreement with a banking institution or any business operating a banking institution within the geographical limits of Warren County, Kentucky and all counties adjoining Warren County, Kentucky for a period of one year following the date of termination of the Agreement. Kanipe further covenants and agrees that should this Agreement be terminated for any reason by Employer or Kanipe during the Term, Kanipe will not accept a position with any entity, including but not limited to Kentucky Trust Company and Todd Investment Advisors, Inc., which is paying a fee to Citizens First Bank as a result of the referral of trust and/or investment customers to that entity by Citizens First Bank for a period of one year following the date of termination of the Agreement.
         24. Entire Agreement. This Employment Agreement contains the entire agreement between the parties with respect to Kanipe's employment by Employer. Each of the parties acknowledges that the other party has made no agreements or representations with respect to the subject matter of this Employment Agreement other than those hereinabove specifically set forth in this Employment Agreement.
         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.
                           CITIZENS FIRST CORPORATION


                                            BY:________________________________
                                                    MARY COHRON, President and
                                                       Chief Executive Officer


                                            -----------------------------------
                                                        MATTHEW TODD KANIPE